UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2005

BULLDOG TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50321
(Commission File Number)

980377543
(IRS Employer Identification No.)

301 – 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7
(Address of principal executive offices and Zip Code)

(604) 271-8656
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2005 we entered into stock option agreements with the following employees, granting the right to purchase a total of 780,000 shares of our common stock as follows, at an exercise price of $1.70 per share, exercisable for a period of 5 years:

Name	Number of Stock Options
Alexander Lashkov	80,000
Robert Dierker	50,000
Aaron Hei Ying Mak	100,000
Renato Kwan	50,000
Jessica Glass	30,000
Jerald M. Quadros	60,000
Kristina Beach	20,000
Laura Baun	30,000
Jon Garcia	30,000
Mark Stoochnoff	300,000
Joe C. Martinez	30,000
Total	780,000

The options will vest in accordance with the vesting schedule set out in each stock option agreement, the form of which is attached hereto as exhibit 10.1 and 10.2.

Item 3.02. Unregistered Sales of Equity Securities.

On January 25, 2005 we granted stock options to certain employees for the option to purchase an aggregate of 90,000 shares of our common stock at an exercise price of $1.70 per share, exercisable until January 25, 2010. The options are subject to vesting provisions as set forth in the stock option agreements dated January 25, 2005. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On January 25, 2005 we granted stock options to certain employees for the option to purchase an aggregate of 690,000 shares of our common stock at an exercise price of $1.70 per share, exercisable until January 25, 2010. The options are subject to vesting provisions as set forth in the stock option agreements dated January 25, 2005. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of Stock Option Agreement with the following employees:

Alexander Lashkov Robert Dierker Aaron Hei Ying Mak Renato Kwan Jessica Glass Jerald M. Quadros Mark Stoochnoff Kristina Beach

10.2	Form of Stock Option Agreement with the following employees:

Laura Baun Jon Garcia Joe C. Martinez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

By:/s/ John Cockburn
John Cockburn
President, Chief Executive Officer, Secretary, and Director
Date: March 15, 2005